UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-33393	94-3306718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

4800 Montgomery Lane, Suite 800, Bethesda, Maryland		20814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(240) 497-9024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 7, 2014, Northwest Biotherapeutics, Inc. issued a press release, in response to shareholder inquiries, reporting that it had received a recommendation from the independent Data Safety Monitoring Board that the Company’s Phase III trial of DCVax-L for Glioblastoma multiforme brain cancer should continue as planned, based on an analysis of safety data. Analysis of the efficacy data is still outstanding. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

On March 10, 2014, Northwest Biotherapeutics, Inc. issued a press release announcing that (i) the German regulatory authority has approved a “Hospital Exemption” early access program with DCVax-L for all glioma brain cancers, including the most severe grade (Glioblastoma multiforme, Grade IV) and lower grade (less malignant) gliomas, both newly diagnosed and recurrent; and (ii) the German reimbursement authority has determined that DCVax-L treatments for glioma brain cancers are eligible for negotiating and obtaining reimbursement from the Sickness Funds of the German healthcare system. A copy of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Northwest Biotherapeutics, Inc. dated March 7, 2014.

99.2	Press Release of Northwest Biotherapeutics, Inc. dated March 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: March 13, 2014	/s/ Linda Powers
Linda Powers, Chief Executive Officer and Chairman